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                                   EXHIBIT 22


                         SUBSIDIARIES OF THE REGISTRANT
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           Name                                                    State

First-Citizens Bank & Trust Company                       Chartered in North Carolina
                                                          with branches in North
                                                          Carolina and Virginia

Atlantic States Bank                                      Chartered under the laws of the
                                                          United States of America with
                                                          branches in Georgia, Florida and
                                                          North Carolina

FCB/NC Capital Trust I                                    Statutory business trust created
                                                          under the laws of the State of
                                                          Delaware
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